Exhibit 10.41

ELEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

AND WAIVER OF DEFAULTS

This Eleventh Amendment to Credit and Security Agreement and Waiver of Defaults (this “Amendment”), dated as of June 27, 2008, is made by and between CORSAIR MEMORY, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.

Recitals

Corsair Memory Inc., a California corporation (“Old Borrower”), and Wells Fargo Business Credit, Inc. (“WFBCI”) are parties to a Credit and Security Agreement, dated as of June 10, 2003, as amended by that certain First Amendment to Credit and Security Agreement, dated as of August 13, 2003, that certain Second Amendment to Credit and Security Agreement, dated as of November 10, 2003, that certain Third Amendment to Credit and Security Agreement, dated as of April 1, 2004, that certain Fourth Amendment to Credit and Security Agreement, dated as of July 31, 2004, that certain Fifth Amendment to Credit and Security Agreement, dated as of December 9, 2004, that certain Sixth Amendment to Credit and Security Agreement, dated as of March 21, 2005, that certain Seventh Amendment to Credit and Security Agreement, dated as of May 27, 2005, that certain Eighth Amendment to Credit and Security Agreement, dated as of March 13, 2006, that certain Ninth Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of October 16, 2006, and that certain Tenth Amendment to Credit and Security Agreement and Notice of Defaults, dated as of January 2, 2008 (as so amended, the “Credit Agreement”).

WFBCI has merged with and into the Lender and the Lender is the surviving corporation.

Old Borrower has merged with and into the Borrower and the Borrower is the surviving corporation.

The Borrower assumed all of the obligations of Old Borrower under the Credit Agreement pursuant to that certain Assumption Agreement and Consent, dated as of July 25, 2007, between the Lender and the Borrower.

The Borrower is now also in default of the following provisions of the Credit Agreement (the “Existing Defaults”):

Section/Covenant	Required Performance	Actual Performance
Section 6.1(a) – Annual Audited Financial Statements	Due within 90 days of fiscal year end	Annual audited financial statements for Borrower’s fiscal year ended December 31, 2006 and December 31, 2007 not yet delivered
Section 6.1(b) – Monthly Financial Statements	Due within 20 days following the end of each month	Monthly financial statements for the months of April, May and June, 2007, not received until August 3, 2007
Section 6.2(a) – Minimum Debt Service Coverage Ratio	1.10:1.0 tested as of the end of each fiscal quarter	Less than 1.10:1.0 as at June 30, 2007, September 30, 2007 and March 31, 2008
Section 6.2(b) – Minimum Book Net Worth plus Subordinated Indebtedness	$6,500,000 tested as of the end of each month	Less than $6,500,000 since December 31, 2006
Section 6.2(d) – Maximum Capital Expenditures	$1,500,000 in any fiscal year	Exceeded in the fiscal year ended December 31, 2007 and the fiscal year ending December 31, 2008

The Borrower has requested that the Lender waive the Existing Defaults, discontinue the Default Rate currently in effect, and make certain amendments to the Credit Agreement, all of which the Lender is willing to do pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms.

(a) Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

(b) The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:

“Borrowing Base” means at any time the lesser of:

(a) the Maximum Line; or

(b) the sum of following:

(i) The product of the Accounts Advance Rate times Eligible Accounts; provided that Advances against Eligible Accounts owing by Account Debtors described in clause (xiv) of the definition of “Eligible Accounts” (other than Eligible Foreign Accounts) shall not exceed the Foreign Accounts Sublimit, plus

(ii) During the Foreign Accounts Eligibility Period, the lesser of (A) the product of the Accounts Advance Rate times Eligible Foreign Accounts or (B) $2,000,000, plus

(iii) the lesser of (A) 35% of Eligible Inventory, (B) 75% of the Net Orderly Liquidation Value of Eligible Inventory, or (C) $2,000,000, less

(iv) The Borrowing Base Reserve, less

(v) The aggregate principal balance of all outstanding Equipment Advances, less

(vi) Indebtedness that the Borrower owes to the Lender that has not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of the Borrower’s credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to Borrower by Lender that is not described in Article II of this Agreement and any indebtedness owed by Borrower to Wells Fargo Merchant Services, L.L.C.

“Foreign Accounts Eligibility Period” means the period ending June 30, 2009.

“Maturity Date” means June 30, 2009.

“Maximum Line” means $40,000,000, unless said amount is reduced pursuant to Section 2.16, in which event it means such lower amount, or unless said amount is increased pursuant to Section 2.21, in which event it means $50,000,000.

“Net Income” means fiscal year-to-date after-tax net income from continuing operations as determined in accordance with GAAP, before the payment of bonuses to officers or employees of the Borrower, and excluding non-cash charges.

(c) Clause (x) of the definition of “Eligible Accounts” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

(x) Accounts owed by an Account Debtor (or an Affiliate of such Account Debtor), regardless of whether otherwise eligible, to the extent that the balance of such Accounts exceeds 15% (except in the case of Fry’s Electronics and ABS Computer, in which case such percentage shall be 20%) of the aggregate amount of all Accounts;

(d) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Eleventh Amendment” means that certain Eleventh Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of June 27, 2008, between the Borrower and the Lender, amending this Agreement.

“Foreign Accounts Sublimit” means $24,000,000; provided that if the Maximum Line shall be increased pursuant to Section 2.21, then thereafter Foreign Accounts Sublimit shall mean $30,000,000.

“Maximum Line Increase Request” means a written request by the Borrower to increase the Maximum Line in the form of Exhibit A attached to the Eleventh Amendment.

2. Amendment to Section 2.13(f). Section 2.13(f) of the Credit Agreement is hereby amended in its entirety as follows:

(f) Termination and Line Reduction Fees. If the Credit Facility is terminated (i) by the Lender during a Default Period, (ii) by the Borrower (A) as of a date other than the Maturity Date or (B) as of the Maturity Date but without the Lender having received written notice of such termination at least 90 days before the Maturity Date, or if the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction of the Maximum Line, as the case may be) as follows: (A) two percent (2.00%) if the termination or reduction occurs on or before September 30, 2008; (B) one percent (1.00%) if the termination or reduction occurs after September 30, 2008 but on or before December 31, 2008; (C) three quarters of one percent (0.75%) if the termination or reduction occurs after December 31, 2008 but on or before March 31, 2009; and (D) one half of one percent (0.50%) if the termination or reduction occurs anytime thereafter.

3. Amendment to Section 2.13(h). Section 2.13(h) of the Credit Agreement is hereby amended in its entirety as follows:

(h) Waiver of Termination and Prepayment Fees. The Borrower will not be required to pay the termination and prepayment fees otherwise due under subsections (f) and (g) of this Section 2.13 if (i) such termination or prepayment is made because of refinancing by any Regional Commercial Banking Office of the Lender or (ii) if Lender shall sell the loan evidenced by this Agreement and the other Loan Documents to an entity not affiliated with the Lender.

4. New Section 2.21. A new Section 2.21 is hereby added to the Credit Agreement immediately following Section 2.20 thereof as follows:

Section 2.21 Increase in Commitments. The Borrower shall have the option to increase the Maximum Line to $50,000,000, subject to the terms and conditions set forth below. Provided that no Default or Event of Default has occurred and is continuing, the Maximum Line shall be increased upon receipt by the Lender of all of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) a Maximum Line Increase Request consistent with terms and conditions hereof, duly executed on behalf of the Borrower;

(b) evidence satisfactory to the Lender that after the effective date of the Eleventh Amendment, the Borrower shall have received the proceeds of not less than $5,000,000 in the form of equity or debt that is subordinated to the Indebtedness on terms acceptable to the Lender in its sole discretion,

(b) a replacement Note on the Lender’s standard form in the amount of $50,000,000, duly executed by the Borrower;

(c) payment of a fee in the amount of $25,000; and

(d) Such other matters as the Lender may require.

5. Amendment to Section 6.1(a). Section 6.2(a) of the Credit Agreement is hereby amended in its entirety as follows:

(a) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, the Borrower will deliver, or cause to be delivered, to the Lender, the Borrower’s audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower’s balance sheet as at the end of such fiscal year and the related statements of the Borrower’s income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; and (iii) a certificate of the Borrower’s chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower’s financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto. Notwithstanding the foregoing, the Borrower shall deliver, or cause to be delivered, to the Lender, the Borrower’s audited financial statements for its fiscal years ended December 31, 2006 and December 31, 2007, as soon as available but in any event on or before July 31, 2008, but otherwise in compliance with the terms of this Section 6.1(a).

6. Amendment to Section 6.2. Clauses (b), (c) and (d) of Section 6.2 of the Credit Agreement are hereby amended in their entirety as follows:

(b) Intentionally Deleted.

(c) Minimum Net Income. The Borrower will achieve during each fiscal quarter described below Net Income of not less than the amount set forth in the table below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum Net Income
June 30, 2008	$300,000
September 30, 2008 and each fiscal quarter end thereafter	$500,000

(d) Capital Expenditures. The Borrower will not incur or contract to incur un-financed Capital Expenditures of more than $2,000,000 during the fiscal year ending December 31, 2008, or more than $1,100,000 during the six month period ending June 30, 2009.

7. No Other Changes. All of the terms and conditions of the Credit Agreement and the Loan Documents as amended by this Amendment shall remain in full force and effect.

8. Waiver of Defaults. Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby (i) waives the Existing Defaults, and (ii) agrees that, from and after July 1, 2008 or the effective date of this Amendment, whichever occurs later, the Default Rate previously imposed due to the Existing Defaults will be terminated. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

9. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $50,000 (“Amendment Fee”) in consideration of the Lender’s execution and delivery of this Amendment.

10. Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 8 hereof, shall be effective when the Lender shall have received an executed original hereof,

together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) The Acknowledgement and Agreement of Guarantor attached to this Amendment, duly executed by the Guarantor.

(b) The Acknowledgment and Agreement of the Subordinated Creditors attached to this Amendment, duly executed by each Subordinated Creditor.

(c) Payment in full of the Amendment Fee.

(d) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary dated July 25, 2007, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower’s secretary dated July 25, 2007, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(e) Such other matters as the Lender may require.

11.	Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment, and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d) The aggregate principal balance of the Subordinated Indebtedness, as of the date hereof, is $842,000.

12. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

13. No Other Waiver. Except as otherwise provided in Paragraph 8 hereof, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

14. Release. The Borrower, the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, and the Subordinated Creditors by signing the Acknowledgment and Agreement of Subordinated Creditors set forth below, hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower, the Guarantor or each Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Borrower, the Guarantor and each Subordinated Creditor in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

15. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses, and the Amendment Fee.

16. Miscellaneous. This Amendment, the Acknowledgement and Agreement of Guarantor, and the Acknowledgment and Agreement of Subordinated Creditors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Edit Kondorosi
Name: Edit Kondorosi
Title: Vice President

CORSAIR MEMORY, INC.

By	/s/ Andrew J. Paul
Name: Andrew J. Paul
Title: President and Chief Executive Officer

S-1

Eleventh Amendment To Credit And Security Agreement

And Waiver Of Defaults

EXHIBIT A

TO

ELEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

AND WAIVER OF DEFAULTS

MAXIMUM LINE INCREASE REQUEST

Wells	Fargo Bank, National Association
Wells	Fargo Business Credit
245	South Los Robles
Suite	700
Pasadena,	CA 91101
Telecopier:	(626) 844-9063
Attention:	Edit Kondorosi

e-mail: edit.kondorosi@wellsfargo.com

This Maximum Line Increase Request is given pursuant to Section 2.21 of that certain Credit and Security Agreement, dated as of June 10, 2003 (as amended or restated from time to time, the “Credit Agreement”), among Corsair Memory, Inc., a Delaware corporation, successor by merger to Corsair Memory, Inc., a California corporation (the “Borrower”), and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (the “Lender”). All initially capitalized terms used but not defined in this Maximum Line Increase Request shall have the meanings assigned to such terms in the Agreement.

The undersigned hereby requests that the Maximum Line be increased to $50,000,000.

The undersigned hereby represents and warrants that, as of the date hereof, no Default or Event of Default has occurred and is continuing.

The undersigned acknowledges and agrees that the Lender is under no obligation to increase the Maximum Line except upon fulfillment of the terms and conditions set forth in Section 2.21 of the Credit Agreement.

CORSAIR MEMORY, INC.

Dated: _________________, 200___	By:
Name:
Its

S-1

Eleventh Amendment To Credit And Security Agreement

And Waiver Of Defaults

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, successor-by-merger to Wells Fargo Business Credit, Inc., pursuant to a Guaranty, dated as of June 10, 2003 (as amended from time to time, the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 14 of the Amendment) and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

Dated as of June 27, 2008

/s/ Andrew J. Paul
ANDREW J. PAUL, an individual

Acknowledgement and Agreement of Guarantor

Eleventh Amendment To Credit And Security Agreement

And Waiver Of Defaults

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS

AND AMENDMENT TO SUBORDINATION AGREEMENTS

The undersigned, each a subordinated creditor of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, successor-by-merger to Wells Fargo Business Credit, Inc., pursuant to a Subordination Agreement, dated as of June 10, 2003 (each, a “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 14 of the Amendment) and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under his Subordination Agreement.

Section 4 of each Subordination Agreement is hereby amended in its entirety as follows:

4. Permitted Payments. Notwithstanding the terms of Section 3 hereinabove, from and after such time as the Senior Lender has notified the Subordinated Creditor in writing that, after the effective date of the Eleventh Amendment, the Borrower has received the proceeds of not less than $5,000,000 in the form of equity or debt that is subordinated to the Indebtedness on terms acceptable to the Lender in its sole discretion, the Borrower may commence making all regularly scheduled quarterly principal and interest payments due in accordance with the terms of the Subordinated Agreement (but not prepayments, redemptions, or payments as a result of acceleration unless prior written consent is provided by Senior Lender), provided that on the date of any proposed payment, no Borrower Default has occurred and is continuing or will result from the making of such payment. Upon written notice given to the Subordinated Creditor from the Senior Lender or its representative that a Borrower Default has occurred, and until the Senior Lender has given written notice to the Subordinated Creditor that such Borrower Default has been cured or waived, Borrower may not make any payments in respect of the Subordinated Agreement whatsoever.

Except as explicitly amended by this Amendment, all of the terms and conditions of the Subordination Agreement shall remain in full force and effect.

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Acknowledgement and Agreement of Subordinated Creditors

Eleventh Amendment To Credit And Security Agreement

And Waiver Of Defaults

Dated as of June 27, 2008

/s/ Andrew J. Paul
ANDREW J. PAUL, an individual

/s/ John S. Beekley
JOHN S. BEEKLEY, an individual

/s/ Don Lieberman
DON LIEBERMAN, an individual

/s/ John E. Green
JOHN E. GREEN, an individual

Accepted and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Edit Kondorosi
Name:	Edit Kondorosi
Title:	Vice President

CORSAIR MEMORY, INC.

By	/s/ Andrew J. Paul
Name:	Andrew J. Paul
Title:	President and Chief Executive Officer

Acknowledgement and Agreement of Subordinated Creditors

Eleventh Amendment To Credit And Security Agreement

And Waiver Of Defaults